Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (to be filed on or about July 12, 2005) pertaining to the Innovo Group Inc. 2004 Stock Incentive Plan of our report dated February 11, 2005, with respect to the consolidated financial statements and schedule of Innovo Group Inc. included in its Annual Report (Form 10-K) for the year ended November 27, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

July 11, 2005